UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2010

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

2004 Equity Incentive Plan

On June 16, 2010, at the Annual Meeting of Stockholders of Arrowhead Research Corporation, the stockholders approved an amendment to the Company’s 2004 Equity Incentive Plan to increase the number of authorized shares of common stock that may be issued under the plan by 4,000,000 shares.

The description of the 2004 Equity Incentive Plan, as amended, is qualified in its entirety by reference to the 2004 Equity Incentive Plan, as amended, a copy of which was included as Annex A to the Company’s 2010 Notice and Proxy Statement filed with the Securities and Exchange Commission on April 29, 2010, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the stockholders at the 2010 Annual Meeting of Stockholders held on June 16, 2010.

•	The election of five directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

•	The approval of an amendment to the Company’s 2004 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under that plan from 6,000,000 to 10,000,000; and

•	The ratification of Rose Snyder & Jacobs as independent auditors of the Company for the fiscal year ended September 30, 2010.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce Stewart	20,577,775	250,034	20,543,649
Christopher Anzalone	20,595,002	232,807	20,543,649
Edward W. Frykman	20,117,143	710,666	20,543,649
LeRoy T. Rahn	20,133,716	694,093	20,543,649
Charles P. McKenney	20,138,216	689,593	20,543,649

Approval of Amendment to Arrowhead’s 2004 Equity Incentive Plan

The results of the voting included 18,179,896 votes for, 2,580,632 votes against, 67,281 votes abstained, and 20,543,649 votes were broker non-votes. The stockholder proposal was approved.

Ratification of Rose, Snyder & Jacobs as Arrowhead’s independent public accounting firm

The results of the voting included 40,980,539 votes for, 300,021 votes against, and 90,898 votes abstained. The appointment was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2010

ARROWHEAD RESEARCH CORPORATION

	By:	/S/ KENNETH A. MYSZKOWSKI
Kenneth A. Myszkowski
Chief Financial Officer